NEWS RELEASE

Contact: Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
972-348-4310
Shelley.whiddon@alliancedata.com

New York & Company
Allison Malkin – Analysts/Investors
Kellie Baldyga – Media
Integrated Corporate Relations
(203) 682-8200

ALLIANCE DATA SIGNS MULTI-YEAR AGREEMENT EXTENSION
WITH TOP-10 CLIENT NEW YORK & COMPANY

Alliance Data to Continue Providing Private Label Credit Card Services to Drive Sales, Enhance
Customer Loyalty

DALLAS, Texas, July 10, 2008 — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced it has signed a multi-year contract extension agreement with top-10 client New York & Company, Inc. [NYSE: NWY] to continue providing private label credit card services to over 593 retail stores in 44 states and online. Alliance Data has managed New York & Company’s private label credit card program since 1996 and in 2006 launched New York & Company’s co-brand credit card program. Headquartered in New York, New York & Company is a leading specialty retailer of women’s fashion apparel and accessories offering “New York Style” at great prices – 2007 sales were $1.2 billion.

Under terms of the agreement, Alliance Data will continue providing private label credit card services, including account acquisition and activation; receivables funding; card authorization; private label credit card issuance; statement generation; remittance processing; customer service functions; and marketing services to New York & Company. The private label credit card program complements the New York & Company Rewards Club loyalty program by providing additional benefits to cardholders based on their frequency of purchases and dollars spent with the brand.

“Our long-term partnership with Alliance Data has been instrumental in enabling us to drive sales and build customer loyalty to our brand,” said Ronald Ristau, president and chief financial officer for New York & Company. “Our card program brings us analytics expertise, customized communications opportunities and targeted rewards programs that incent our customers. As a result, we’ve been able to attract and retain high-value customers – in fact New York & Company cardholders are consistently our highest-spending customers.”

“New York & Company is a strong example of a retailer’s success in leveraging private label credit to increase sales and effectively market their brand — and while building valuable, long-term relationships with customers,” said Ivan Szeftel, president of Alliance Data’s Retail Services. “Throughout our 12-year relationship, we have enjoyed growing our partnership with New York & Company. We look forward to this next chapter in our joint efforts to grow their overall card program – both private label and co-brand – in a manner that provides value to both New York & Company and its customers.”

About New York & Company, Inc.

New York & Company, Inc. is a leading specialty retailer of women’s fashion apparel and accessories offering “New York Style” at great prices. The Company’s proprietary branded New York & Company ™ merchandise is sold exclusively through its national network of New York & Company retail stores and E-commerce store at www.nyandcompany.com. The Company currently operates 593 stores in 44 states. Additionally, certain product, press release and SEC filing information concerning the Company are available at the Company’s website: www.nyandcompany.com.

About Alliance Data

Alliance Data (NYSE: ADS) is a leading provider of marketing, loyalty and transaction services, managing over 120 million consumer relationships for some of North America’s most recognizable companies. Using transaction-rich data, Alliance Data creates and manages customized solutions that change consumer behavior and that enable its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. Headquartered in Dallas, Alliance Data employs over 9,000 associates at more than 60 locations worldwide. Alliance Data’s brands include AIR MILES(R), North America’s premier coalition loyalty program, and Epsilon(R), a leading provider of multi-channel, data-driven technologies and marketing services. For more information about the Company, visit its website, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the termination of the proposed merger with an affiliate of The Blackstone Group, including risks and uncertainties arising from actions that the parties to the merger agreement or third parties may take in connection therewith. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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